UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2022

ENDI CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-56469	87-4284605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Old Brick Rd., Suite 115
Glen Allen, VA	23060
(Address of principal executive offices)	(Zip Code)

(434) 336-7737
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the closing of the business combination previously disclosed by ENDI Corp. (the “Company”), on August 18, 2022, the Company entered into Securities Purchase Agreements (the “SPAs”) with certain accredited investors  pursuant to which it sold an aggregate of 405,000 shares (the “Shares”) of its Class A Common Stock,  par value $0.0001 per share (the “Class A Common Stock”), for aggregate gross proceeds of $2,174,445. Each Share of Class A Common Stock was sold at an offering price of $5.369 per Share.

The foregoing description of the SPAs is not complete and is qualified in its entirety by reference to the full text of the form of SPA, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure under Item 1.01 above which is incorporated by reference into this Item 3.02.

The Shares of Class A Common Stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state and are being offered and sold in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) and Rule 506 promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement dated August 18, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDI CORP.
Date: August 18, 2022	/s/ David Sherman
David Sherman
Chief Executive Officer